UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24,  2005

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30212 (Commission File Number)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East, Kowloon, Hong Kong Peoples' Republic of China (Address of Principal Executive Offices) (Zip Code)	13-3422912 (I.R.S. Employer Identification No.)

(011) 852-2390-8600 (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 8.01 Other Events

On May 24, 2005, a Complaint was filed against the Registrant, among others, in the United States District Court for the Southern District of New York, in a matter captioned as “Ziegler, Ziegler & Associates LLP and Scott Ziegler, Plaintiffs, v. China Digital Media Corporation and John Does 1-10, Defendants.” In the Complaint, the Plaintiffs allege, among other things, that the Registrant and John Does 1-10 used Plaintiff Scott Zeigler’s e-mail address and Plaintiff Ziegler, Ziegler & Associates, LLP’s internet domain name to distribute promotional information about the Registrant over the internet. The Plaintiffs seek a several types of relief, including damages in an amount not less than $1,250,000. The file number of the civil action is 05 CV 4960.

The Registrant contests the allegations of the Plaintiffs and has retained counsel admitted to practice in the U.S. District Court for the Southern District of New York to vigorously defend the action. According to the Registrant, it did not hire a stock promoter or a spammer to distribute promotional e-mails, and it is as much a victim of the activities complained of as are the Plaintiffs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

Date: May 31, 2005	By:	/s/ Ng Chi Shing
Ng Chi Shing President

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